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                                                                       EXHIBIT 5

                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of July 21st, 2000 by and between CLARION TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P., a Delaware limited partnership ("WBMCF").

                                 R E C I T A L S

      A. This Agreement has been entered into by the Company pursuant to that certain Senior Subordinated Loan Agreement of even date herewith among the Company, its subsidiaries made a party thereto and WBMCF (as same may be amended, supplemented, restated or otherwise modified from time to time in compliance with the terms thereof, the "Loan Agreement"). In connection with the Loan Agreement, the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to WBMCF a warrant (the "Warrant") entitling the holder thereof to purchase the number of shares (the "Warrant Shares") of common stock, $0.001 par value, of the Company (the "Common Stock"), as set forth therein. The Warrant and the Warrant Shares are collectively referred to herein as the "Securities".

      B. To induce WBMCF to execute and deliver the Loan Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

                               A G R E E M E N T S

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

          (a) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (b) The term "Holder" means WBMCF and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with
Article IX hereof.

          (c) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement by the SEC.


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          (d) The term "Registrable Securities" means the Warrant Shares issued or issuable with respect to the Warrant (without regard to any limitations on conversion or exercise) and any shares of capital stock or other securities issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to the Common Stock or any other Registrable Securities.

          (e) The term "Registration Statement" means a registration statement of the Company under the Securities Act pursuant to the provisions of this Agreement.

          (f) The term "SEC" means the Securities and Exchange Commission.

          (g) The term "Selling Holder" shall mean a Holder selling Registrable Securities in accordance with the terms of this Agreement.

          (h) The term "Rule 144" means Rule 144 (including Rule 144(k)) of the SEC under the Securities Act or any similar provision promulgated thereunder.

      1.2 Capitalized Terms. Capitalized terms used herein and not otherwise defined in this Agreement shall have the respective meanings set forth in the Loan Agreement.

                                   ARTICLE II

                                  REGISTRATION

      2.1 Demand Registration Rights.

          (a) At any time after the first anniversary of the date hereof, Holder may request the registration under the Securities Act of all or any portion of its Registrable Securities (a "Demand Registration"); provided, however, that any Demand Registration pursuant to this Section 2.1(a) shall be in increments of at least three hundred thousand (300,000) shares of Common Stock (as adjusted for any stock splits, subdivisions, or similar events). No more than three (3) Demand Registrations may be requested pursuant to this Section 2.1(a); provided, however, that a registration shall be counted for such purposes only if it becomes effective under the Securities Act.

          (b) At any time after the first anniversary of the date hereof after which the Company is eligible to file a Registration Statement on Form S-3 (or any replacement form) to register Registrable Securities on account of Holder, Holder may request the registration under the Securities Act of all or any portion of its Registrable Securities (also a "Demand Registration"); provided, however, that any Demand Registration pursuant to this Section 2.1(b) shall be in increments of at least three hundred thousand (300,000) shares of Common Stock (as adjusted for any stock splits, subdivisions, or similar events). No more than two (2) registrations in any twelve (12) month period may be requested pursuant to this Section 2.1(b); provided, however, that a registration shall be counted for such purposes only if it becomes effective under the Securities Act.

          (c) The Company shall also prepare and file such amendments to Registration Statements and such additional Registration Statements as may from time to time be required by this Agreement.


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          (d) If any offering pursuant to a Registration Statement pursuant to this Section 2.1 involves an underwritten offering, Selling Holder shall have the right to select legal counsel to represent it and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

          (e) If in any Demand Registration, the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, an independent underwriter, of nationally recognized standing selected by the Company and reasonably acceptable to the Selling Holders whose fees and expenses shall be borne by the Company), shall advise the Company in writing that in its or their reasonable opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering of securities to be sold in such offering, including the price at which such securities can be sold, the Company will be required to include in such Demand Registration only the maximum amount of securities which, in the opinion of such underwriter or underwriters, can be sold without having such a material adverse effect on such offering, and follows and in the following order of priority: (i) first, the Registrable Securities requested to be included in such distribution, pro rata among the Selling Holders thereof on the basis of the number of Registrable Securities owned by each such Selling Holder, and (ii) second, other securities requested to be included in such registration; provided, however, that the registration priority established above shall apply to R. Townley Rose, Jr., as holder of securities of the Company subject to the Rose Merger Agreement (as hereinafter defined and in effect on the date hereof), only if the Company is successful in obtaining from
R. Townley Rose, Jr., the written agreement provided for in Article IV hereof and if the Company does not obtain that agreement the priority provisions of the Rose Merger Agreement shall apply.

      2.2 Piggyback Registrations. Holder shall have the following piggyback registration rights:

          (a) If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders of Common Stock other than a registration statement on Form S-4 or S-8 (or F-4 or F-8) (or any substitute form that may be adopted by the SEC) or any other publicly registered offering pursuant to the Securities Act pertaining to the issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan or relating to equity securities issuable in connection with any asset or business acquisition, then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than twenty (20) days before the anticipated filing date) of its intention to effect such a registration, which notice shall specify the proposed offering price (if known or, if not known, an estimate thereof), the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice. Subject to Section 2.2(b) hereof, the Company shall include in such registration all Registrable Securities held by Holder as such Holder may request in writing within ten (10) business days after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a "Piggyback Registration"). Except as may otherwise be provided in this Article II, Registrable Securities with respect to which such requests for registration have been received will be registered by the Company in a Piggyback Registration pursuant to this Article II on the same terms and subject to the same conditions as are applicable to any similar securities of the Company included therein.






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          (b) Notwithstanding anything to the contrary contained in this Section
2.2: (i) the Company shall not be obligated to include any Registrable
Securities in any registration statement filed by the Company if current outside counsel to the Company or any other counsel to the Company reasonably acceptable to Selling Holder shall render an opinion to Selling Holder to the effect that
(A) registration is not required for the proposed transfer of such Registrable Securities or (B) a post-effective amendment to an existing registration statement filed simultaneously with the proposed transfer would be sufficient for such proposed transfer, and (ii) the Company may (subsequent to the securityholders' approval or the Company's requirement to effect a public offering pursuant to this Article II) determine not to proceed with the Registration Statement which is the subject of such notice, provided that it has determined, in its reasonable discretion, that a change in circumstances has occurred (since the date of the securityholders' approval or the date from which the Company is required to effect a public offering) to the material detriment of the Company or the proposed offering of securities.

No right to registration of Registrable Securities under this Section 2.2 shall be construed to limit any registration required under Sections 2.1 or paragraph
(b) of Article III hereof.

          (c) If in any Piggyback Registration, the managing underwriter or underwriters thereof (or in the case of a Piggyback Registration not being underwritten, an independent underwriter, of nationally recognized standing selected by the Company whose fees and expenses shall be borne by the Company), shall advise the Company in writing that in its or their reasonable opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering of securities to be sold in such offering, including the price at which such securities can be sold, the Company will be required to include in such Piggyback Registration only the maximum amount of securities which, in the opinion of such underwriter or underwriters, can be sold without having such a material adverse effect on such offering (it being understood that any reduction in Registrable Securities shall be made pro rata in proportion to the Registrable Securities sought to be registered by Selling Holder and other securityholders of the Company, but no such reduction shall be made in relation to shares to be registered by the Company).

      2.3 Restrictions on Sale by Selling Holders. Each Selling Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Section 2.2 (a "Piggyback Registration Statement") and are to be sold thereunder agrees, if and to the extent reasonably requested by the managing underwriter or underwriters in the public offering which is the subject of the Piggyback Registration Statement, not to effect any public sale or distribution of Registrable Securities or of securities of the Company of the same class as any securities included in such Piggyback Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the twenty (20) day period prior to, and the one hundred eighty (180) day period beginning on the closing date of each underwritten offering made pursuant to such Piggyback Registration Statement, to the extent timely notified in writing by the Company or such managing underwriter or underwriters.

      2.4 Eligibility for Form S-3. The Company represents and warrants that it is currently eligible to register the resale of the Warrant Shares and all Registrable Securities by Holder on a Registration Statement on Form S-3 under the Securities Act for the account of Holder (and not for or on behalf of Company). The Company shall file all reports required to be filed by the Company with the SEC in a timely manner and take all other actions which may be required so as to maintain such eligibility for the use of Form S-3.






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                                   ARTICLE III


                           OBLIGATIONS OF THE COMPANY

      3.1 Obligations. With respect to any Piggyback Registration or Demand Registration (collectively, a "Registration"), the Company shall:

          (a) prepare and file with the Commission as soon as practicable a Registration Statement or Registration Statements relating to the applicable Registration on any appropriate form under the Securities Act which shall be available for use in connection with the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof. The Company will use its best efforts to cause such Registration Statement to become effective. The Company shall not be deemed to have breached such "best efforts" undertaking if it shall take any action which is required under applicable law, or shall take any action in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets or the withdrawal of the Registration Statement;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for a period of not more than ninety (90) days after the date of its effectiveness, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold. The Company shall cause each prospectus required in connection therewith (a "Prospectus") to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act. Furthermore, the Company shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period, in accordance with the intended method or methods of distribution by the sellers thereof as set forth in the Registration Statement or supplement to the Prospectus;

          (c)   promptly notify Selling Holder of:

                (i) the date on which the Prospectus or any Prospectus supplement or post- effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, the date on which the same has become effective;

                (ii) any written request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                (iii) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                (iv) the receipt by the Company of any written request by any state securities authority for additional information or written notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and





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                (v)    the happening of any event which makes any material
statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading in the light of the circumstances under which they were made;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (e) furnish to Selling Holder, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and, to the extent reasonable, all exhibits (including those incorporated by reference);

          (f) deliver to Selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as Selling Holder may reasonably request; the Company consents to the use, in accordance with the Securities Act, of each Prospectus or any amendment or supplement thereto by Selling Holder, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

          (g) in connection with any Registration of Registrable Securities and if required by law, use its best efforts to register or qualify or cooperate with Selling Holder in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions the managing underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation in any such jurisdiction or to submit to the general service of process in any such jurisdiction;

          (h) cooperate with Selling Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold free from any restrictive legends; and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (i) subject to paragraphs (a) and (j) of this Article III, cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities in the jurisdictions contemplated by paragraph (h) of this Article III;

          (j) upon the occurrence of any event contemplated by subparagraph
(ii), (iv) or (v) of paragraph (c) of this Article III, prepare any required supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact





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required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (k) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities;

          (l) enter into such agreements (including, as applicable, an underwriting agreement) and take all such other actions in connection therewith which are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, and, in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration:

              (i) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, or if not underwritten, to Selling Holder, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters received by underwriters in connection with primary underwritten offerings; and

              (ii) deliver such documents and certificates as may reasonably be requested by Selling Holder to evidence compliance with subparagraph (l) (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder;

          (m) make available for inspection by a representative of Selling Holder at reasonable times and upon reasonable prior notice, all financial and other publicly available records, pertinent corporate documents and properties of the Company, and cause the Company's officers and employees to supply all information reasonably requested by Selling Holder in connection with such Registration Statement;

          (n) cause (i) all the Registrable Securities covered by such registration to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange,
(ii) if no similar securities are then so listed or if the listing of such Registrable Securities is then not permitted under the rules of such exchange, to either cause all such Registrable Securities to be listed on the New York Stock Exchange, Inc. ("NYSE"), or secure designation of each such Registrable Security on NASDAQ within the meaning of Rule 11Aa 2-1 under the Exchange Act or, (iii) failing that, secure NASDAQ authorization for quotation of such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the designation of at least two market makers as such with respect to such shares with the NASD; and

          (o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration Statement not later than the effective date thereof and the Company shall cause legal counsel selected by the Company to comply with any reasonable request of the transfer agent for the Registrable Securities as promptly as practicable.

      3.2 Limitations to Obligations. Subject to the next sentence of this
Section 3.2, the Company shall be entitled to postpone, for a reasonable period of time, the filing of, or suspend the effectiveness of, any registration statement or amendment thereto, or suspend the use of any prospectus and shall not be





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required to amend or supplement the registration statement, any related prospectus or any document incorporated therein by reference (other than an effective registration statement being used for an underwritten offering); provided that the duration of such postponement or suspension (a "Suspension Period") may not exceed up to sixty (60) consecutive days or more than sixty
(60) days in the aggregate in any 12-month period. Such Suspension Period may be effected only if the Company's board of directors determines in its good faith that such suspension is required in light of a material financing, acquisition or other extraordinary corporate transaction or extraordinary circumstance in the best interest of the Company and its shareholders, and that disclosure thereof to the public would have a material adverse effect on the ability of the Company to consummate such material financing, acquisition or other extraordinary corporate transaction or extraordinary circumstance, all after receiving advice to such effect from a nationally recognized investment banking firm or, to the extent appropriate, the Company's counsel which has been engaged by the Company in connection with such financing, acquisition or other extraordinary corporate transaction or extraordinary circumstance. If the Company shall so postpone the filing of a Registration Statement it shall, as promptly as possible, deliver a certificate signed by the chief executive officer of the Company to Selling Holders as to such determination, and Selling Holders shall (1) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of Selling Holders of not less than a majority of the Registrable Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within ten (10) days after receipt of such notice or (2) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension.

      3.3 Selling Holders' Obligations. The Company's obligations shall be subject to the obligations of the Selling Holders, which the Selling Holders acknowledge, to furnish to the Company in writing or orally as the Company may request in writing, such information regarding such Selling Holder and the proposed distribution of such securities by such Selling Holder as the Company or any underwriter may from time to time reasonably require or is otherwise required by law.

      3.4 Underwritten Registrations. No Holder of Registrable Securities may participate in any underwritten registration pursuant to a Registration Statement filed under this Agreement unless such Holder (a) agrees to (i) sell such Holder's Registrable Securities on the basis provided in and in compliance with any underwriting arrangements approved by the Holders of not less than a majority of the Registrable Securities to be sold thereunder and (ii) comply with Rules 101, 102 and 104 of Regulation M under the Exchange Act and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                                   ARTICLE IV

                            OTHER REGISTRATION RIGHTS

      The Company has not entered, nor will the Company enter, into any Agreement with respect to Registration of its securities which (a) is inconsistent with this Agreement or (b) grants to any Person registration rights which have a priority greater than those granted to Holder pursuant to this Agreement; it being understood that the Company shall (i) if any of the Company's Existing Convertible Preferred Stock is outstanding on February 1, 2001, use its reasonable best efforts to obtain the written agreement of the holders of at least seventy-five percent (75%) of the registrable securities subject to that certain Registration Agreement dated August 31, 1999 (the "Existing Preferred Registration Agreement") between the Company and shareholders of the Existing Convertible Preferred Stock that, notwithstanding the provisions of the Existing Preferred Registration Agreement, such shareholders' piggyback rights thereunder are pari passu




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to Holder's Piggyback Registration rights hereunder, consistent with the terms of the parenthetical set forth in Section 2.2(c) hereof, and (ii) within thirty
(30) days of the date hereof, use its reasonable efforts to obtain the written agreement of R. Townley Rose, Jr., as holder of securities of the Company subject to the registration rights provisions of that certain Agreement and Plan of Merger dated June 3, 1998 (the "Rose Merger Agreement") between the Company, Rose & Associates, Inc., a Delaware corporation and Rose Acquisition Corp., a Delaware corporation, that such shareholders' rights thereunder have no effect with respect to Holder's Demand Registration rights hereunder.



                                    ARTICLE V

                            EXPENSES OF REGISTRATION

      All expenses incident to the Company's performance of or compliance with this Agreement ("Registration Expenses") and the reasonable fees and expenses of one law firm retained by the Selling Holder (and any of its assignees who are Holders) will be borne by the Company. Registration Expenses shall include, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions (if any), the costs and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc., the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on NASDAQ, and all other costs and expenses incurred by the Company in connection with any Registration hereunder. Notwithstanding the preceding sentence, Registration Expenses shall not include the costs and expenses of Selling Holder for underwriters' commissions and discounts, brokerage fees and income taxes with respect to Selling Holder to be transferred pursuant to the Registration, all of which shall be paid by Selling Holder.


                                   ARTICLE VI

                        INDEMNIFICATION AND CONTRIBUTION

      In the event any Registrable Securities are included in a Registration Statement under this Agreement, the parties shall be entitled to indemnity and contribution in connection with Registrations, as follows:

          (a) the Company agrees to indemnify Selling Holder, its directors, officers, employees and its agents and each Person who (within the meaning of the Securities Act) controls Selling Holder and hold them harmless against, all losses, claims, damages, liabilities and expenses (which, subject to the limitations herein contained, shall include reasonable attorneys' fees) resulting from (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except insofar as the same are caused by any such untrue statement or alleged untrue statement or omission or alleged omission being based upon or




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contained in any information relating to Selling Holder furnished in writing to the Company by Selling Holder or its representatives expressly for use therein or by Selling Holder or Selling Holder's agent's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such holder of Registrable Securities with a sufficient number of copies of the same), or (ii) the Company's failure to perform its obligations under this Article VI.

          (b) in connection with any Registration in which Selling Holder is participating, Selling Holder will furnish to the Company in writing such information with respect to Selling Holder as the Company reasonably requires for use in connection with any Registration Statement or Prospectus or any amendment or supplement thereto, and Selling Holder shall indemnify the Company, its security holders, directors and officers, each underwriter and each Person who (within the meaning of the Securities Act) controls the Company or any such underwriter, and hold them harmless, against any losses, claims, damages, liabilities and expenses (which, subject to the limitations herein contained, shall include reasonable attorneys' fees) resulting from (i) a breach by Selling Holder of the provisions of the last paragraph of Article III, (ii) any untrue statement or alleged untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made, not misleading, to the extent (but only to the extent) that such untrue statement or omission is contained in any information relating to Selling Holder so furnished in writing by Selling Holder or its representative specifically for inclusion therein, or (iii) Selling Holder's failure to perform its obligations under this Article VI; provided, however, that the liability of Selling Holder under this Article VI shall be limited to the amount of net proceeds received by such holder in the offering giving rise to such liability. The Company and Selling Holder shall be entitled to receive customary indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, with respect to information with respect to such Persons so furnished in writing by such Persons or their representatives specifically for inclusion in any Prospectus or Registration Statement;

          (c)   any Person entitled to indemnification hereunder will:

                (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or any threat thereof made in writing for which such indemnified party will claim rights of indemnification or contribution pursuant to this Article VI; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under paragraphs (a) and (b) next above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice; and

                (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to unconditionally (but subject to the exceptions herein contained) assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.

If the defense is so assumed by the indemnifying party, the indemnifying party shall lose its right to defend and settle the claim if it fails to proceed diligently and in good faith with the defense of the claim. If the defense of the claim is not so assumed by the indemnifying party, or if the indemnifying party shall lose its right to defend and settle the third party claim as provided in the previous sentence, the indemnified party shall have the right to defend and settle the claim provided that the indemnified party gives the indemnifying party not less than ten (10) days prior written notice of any proposed settlement. If the defense is assumed by the indemnifying party and is not lost as provided above, subject to the provisions of the following sentence, the indemnifying party shall have the right to defend and settle the claim. Notwithstanding the preceding sentence,
(A) in connection with any settlement negotiated by a party pursuant to this
Article VI(c) (a "Settling Party"), the other party (the "Other Party") shall not be required by a Settling Party (x) to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Other Party and the Company of a release from all liability in respect of such claim or litigation, (y) to enter into any settlement that attributes by its terms liability to the Other Party and the Company, or (z) to consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice and (B) the Company shall be required to consent to the terms of any such settlement (which consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim;

          (d) if for any reason the rights of indemnification provided for in paragraphs (a) and (b) of this Article VI are unavailable to an indemnified party as contemplated by such paragraphs (a) and (b), then the indemnifying party in lieu of indemnification shall contribute to the amount paid or payable by the indemnified party (which, subject to the limitation provided in paragraph
(c) next above, shall include legal fees and expenses paid) as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party as well as other equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that the liability of Holder under this Article VI(d) shall be limited to the amount of net proceeds received by Selling Holder in the offering giving rise to such liability;

          (e) the Company and Selling Holder agree that it would not be just and equitable if contribution pursuant to paragraph (d) next above were determined by pro rata allocation or other method of allocation which does not take account of equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such misrepresentation; and

          (f) if indemnification is available under this Article VI, the indemnifying parties shall indemnify each indemnified party to the full extent provided in paragraphs (a) and (b) hereof without regard to (x) the relative fault of, and the relative benefit received by, the indemnifying party or indemnified party or (y) any other equitable considerations.

                                   ARTICLE VII

                         REPORTS UNDER THE EXCHANGE ACT

      With a view to making available to Holder the benefits of Rule 144, the Company agrees to use its best efforts to:

      7.1 File with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under the Loan Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144.

      7.2 Furnish to Holder so long as Holder holds the Warrant or Registrable Securities, promptly upon request, (i) if true, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

                                  ARTICLE VIII

                        ASSIGNMENT OF REGISTRATION RIGHTS

      The rights of Holder hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assigned by Holder to any transferee of all or any portion of the Warrant, the Warrant Shares or the Registrable Securities if: (a) Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, and (d) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein. The rights of Holder hereunder with respect to any Registrable Securities not transferred shall not be assigned by virtue of the transfer of other Registrable Securities. Any such transferee who succeeds to rights hereunder shall be deemed to have a separate agreement with the Company independent of this Agreement.

                                   ARTICLE IX

                        AMENDMENT OF REGISTRATION RIGHTS

      Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and WBMCF. In the event of the assignment of rights hereunder pursuant to Article VIII, the Company shall not take any action pursuant to such assignment rights that would adversely affect Holder's rights hereunder without Holder's consent. In addition, should the Company take any action or refrain from any action with respect thereto, Holder shall be entitled to, at its option, have the Company take such action or refrain from such action with respect to Holder hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 A person or entity is deemed to be a holder (or a holder in interest) of Registrable Securities whenever such person or entity owns of record such Registrable Securities (or the Warrant which may be exercised for Registrable Securities). If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities (or the Warrant, as the case may be).

      10.2 All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telexed or telecopied communication) and mailed, telexed, telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

               If to the Company: Clarion Technologies, Inc.
                                  235 Central Avenue
                                  Holland, MI 49423
                                  Attn: Chief Executive Officer
                                  Telecopy: (616) 494-8888

               With a copy to:    Varnum, Riddering, Schmidt & Howlett LLP
                                  333 Bridge Street, N.W.
                                  Grand Rapids, MI  49501 (49504 for overnight)
                                  Attn: Michael G. Wooldridge, Esq.
                                  Telecopy: (616) 336-7000

               WBMCF:             William Blair Mezzanine Capital Fund III, L.P.
                                  227 West Monroe Street
                                  Chicago, IL 60606
                                  Attn: Terrance M. Shipp
                                  Telecopy: (312) 236-8075

               With a copy to:    Altheimer & Gray
                                  10 South Wacker Drive
                                  Suite 4000
                                  Chicago, IL  60606
                                  Attn:  Laurence R. Bronska, Esq.
                                  Telecopy:  (312) 715-4800

or in accordance with any subsequent written direction from the recipient party to the sending party or, if to a Holder other than WBMCF, at such address as such Holder shall have provided in writing to the Company. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; when deposited with a reputable courier service, delivery charges prepaid; when deposited in the mail, postage prepaid; or in the case of telex or telecopy, when received.

      10.3 Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

      10.4 THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF ILLINOIS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY. THE COMPANY DESIGNATES AND APPOINTS THE CORPORATION SERVICE COMPANY, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY WHICH IRREVOCABLY AGREES IN WRITING PURSUANT TO AN APPOINTMENT OF AGENT AGREEMENT TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS STATED IN SECTION 10.2; PROVIDED, HOWEVER, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF WBMCF OR A SUBSEQUENT HOLDER HEREOF TO BRING PROCEEDINGS AGAINST THE LOAN PARTIES IN THE COURTS OF ANY OTHER JURISDICTION.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR SUBORDINATED LOAN DOCUMENT. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF TRIAL BY JURY.

      10.5 This Agreement, the Warrant, the Senior Subordinated Loan Agreement and the other Senior Subordinated Loan Documents (including all schedules and exhibits thereto and all certificates and opinions required thereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Warrant, the Senior Subordinated Loan Agreement and the other Senior Subordinated Loan Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

      10.6 Subject to the requirements of Article VIII hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary contained herein, including, without limitation, Article VIII, the rights of a Holder hereunder shall be assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with a Holder's margin or brokerage accounts.

      10.7 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      10.8 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto, by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      10.9 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      10.10 In the event Holder shall sell or otherwise transfer any of such Holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining participant, in such Registration Statement, pro rata based on the number of shares of Registrable Securities then held by such participant. Without implication that the contrary would otherwise be true, for purposes of this paragraph, the Warrant if then outstanding shall be assumed exercised for Registrable Securities (without giving effect to any limitations on exercise).

      10.11 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent such prohibition or invalidity, without invalidating any other provision of this Agreement.

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                                       15

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                                WBMCF:

                                WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.

                                By:  William Blair Mezzanine Capital
                                     Partners III, L.L.C., its general partner


                                     By: /s/ Terrance M. Shipp
                                     ------------------------------------------
                                         Terrance M. Shipp, Managing Director



                                THE COMPANY:

                                CLARION TECHNOLOGIES, INC.


                                By: /s/ David W. Selvius
                                Name: David W. Selvius
                                Its: Chief Financial Officer